EXHIBIT 11
                            JONES APPAREL GROUP, INC.
              Computation of Basic and Diluted Earnings per Share
                     (In millions except per share amounts)

                                         For the Year Ended December 31,
                                        --------------------------------
                                            2002        2001        2000
                                        --------    --------     -------
Basic Earnings per Share:
-------------------------
Net income...........................     $318.5      $236.2      $301.9
                                        ========    ========     =======

Weighted average number of shares
outstanding..........................      128.2       123.2       119.0
                                        ========    ========     =======

Basic earnings per share.............      $2.48       $1.92       $2.54
                                        ========    ========     =======

Diluted Earnings per Share:
---------------------------
Net income...........................     $318.5      $236.2      $301.9
Add: interest expense associated
     with convertible notes,
     net of tax benefit..............        9.1         7.7           -
                                        --------    --------     -------
Income available to common
  shareholders.......................     $327.6      $243.9      $301.9
                                        ========    ========     =======

Weighted average number of shares
  outstanding........................      128.2       123.2       119.0
Effect of dilutive securities:
  Employee stock options.............        2.9         3.3         2.9
  Assumed conversion of convertible
    notes............................        7.9         7.2           -
                                        --------    --------     -------
                                           139.0       133.7       121.9
                                        ========    ========     =======
Diluted earnings per share..........       $2.36       $1.82       $2.48
                                        ========    ========     =======